Exhibit 23(g)(vii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                                  Amendment to
                                    EXHIBIT A

                                     to the

                               Custody Agreement

                               THE WACHOVIA FUNDS

The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:

     Wachovia U.S. Government Money Market Fund March 9, 1992 Wachovia U.S. Treasury Money Market Fund March 9, 1992 Wachovia Tax-Free Money Market Fund March 9, 1992 Wachovia Money Market Fund March 9, 1992 Wachovia Prime Cash Management Fund June 11, 1992 Wachovia Balanced Fund April 3, 1993 Wachovia Equity Fund April 3, 1993 Wachovia Equity Index Fund April 3, 1993 Wachovia Fixed Income Fund April 3, 1993 Wachovia Short-Term Fixed Income Fund April 3, 1993 Wachovia Special Values Fund April 3, 1993 Wachovia Quantitative Equity Fund December 9, 1993 Wachovia Emerging Markets Fund December 10, 1994 Wachovia Growth & Income Fund December 4, 1997 Wachovia Intermediate Fixed Income Fund March 4, 1998 Wachovia Executive Fixed Income Fund June 3, 1999 Wachovia Personal Equity Fund July 1, 1999 Wachovia Blue Chip Value Fund December 1, 2000 Wachovia New Horizons Fund December 1, 2000

As revised:  December 1, 2000